Exhibit 99.1

BROCADE CONTACTS
Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Robert Eggers Tel: 408-333-8797 reggers@brocade.com
Brocade Reports Fiscal Q1 2013 Results
Achieves Record Revenue and Expanding Margins in First Quarter
SAN JOSE, Calif., February 14, 2013 — Brocade® (NASDAQ: BRCD) today reported financial results for its first fiscal quarter ended January 26, 2013. Brocade reported record first quarter revenue of $588.7 million, representing an increase of 5% year-over-year and 2% quarter-over-quarter. The company reported a GAAP loss per share of $(0.05), down from a profit of $0.12 per diluted share in Q1 2012. The Q1 2013 net loss was principally due to a non-cash tax charge, which reduced the company's deferred tax assets as a result of a recent change in the California tax code. On a comparative basis, non-GAAP diluted EPS was $0.21, up from $0.20 in Q1 2012.
“Brocade achieved record revenue in Q1 based on strong performances in both our storage and IP networking businesses,” said Lloyd Carney, CEO of Brocade. “As the new CEO, it is my top priority to ensure that the company continues to execute well in our core businesses to drive growth and shareholder value. Looking forward, I see new opportunities emerging in the networking industry due to disruptive IT market trends that are challenging the capabilities of today's networks. It is clear that customers are looking for new technologies and approaches in networking to meet these challenges. I am excited and honored to navigate the company forward, delivering on these customer requirements in a way that drives top-line revenue through both innovation and operational efficiency.”
Summary of Q1 2013 results:

•
Storage Area Networking (SAN) business revenue, including products and services, was a record $416.9 million, up 3% year-over-year and up 6% sequentially. SAN product revenue increased 3% year-over-year and increased 7% sequentially, led by higher switch and director product sales, in a seasonally strong quarter for the company. Brocade's industry-leading Gen 5 (16 Gbps) Fibre Channel products represented approximately 42% of director and switch revenue in the quarter.

•
IP Networking business revenue, including products and services, was $171.8 million, up 11% year-over-year and down 7% quarter-over-quarter. The year-over-year growth was driven by solid performances across all three IP Networking product groups and led by Ethernet switch revenue, which was up 18% year-over-year. Routing revenue was up 5% year-over-year and other IP Networking revenue was up 25% year-over-year driven by higher sales of the Brocade ADX® Series of application delivery products. The sequential decline in IP Networking revenue was principally due to lower Ethernet switch sales into the U.S. federal government, which is typical in the company's first fiscal quarter.

•
GAAP gross margin was 63.5% and non-GAAP gross margin was 66.0% in Q1 2013, compared to 61.5% and 64.8% in Q1 2012, respectively. The year-over-year improvement in gross margin was due in part to higher overall revenue and a more favorable Ethernet product mix. The sequential improvement in gross margin was due in part to higher overall revenue, with a more favorable revenue mix to SAN products, and lower manufacturing overhead spending.

•
GAAP operating margin was 15.8% and non-GAAP operating margin was 23.5% in Q1 2013, compared to 12.4% and 21.5% in Q1 2012, respectively. The year-over-year improvement in operating margin was due to higher revenue, expanded gross margin, and lower operating expenses as a percentage of revenue in Q1 2013. Operating margin improved quarter-over-quarter due to higher revenue and improved gross margin.

•
Operating cash flow was $59.5 million in Q1 2013. During the quarter, the company completed its acquisition of Vyatta, Inc. and refinanced $300.0 million of senior secured notes, extending the maturity date of the notes from 2018 to 2023 and reducing the annual cash interest rate from 6.625% to 4.625%.

•
GAAP loss per share was $(0.05) in Q1 2013, and non-GAAP diluted EPS of $0.21 was up 7% year-over-year. The GAAP loss per share included a non-cash tax charge of $78.2 million, or $(0.17) per share, due to the passage of Proposition 39 by the voters of California and the related reduction in the company's deferred tax assets, which was previously disclosed in November 2012. The company also took a one-time charge of $15.3 million, or $(0.02) per share after tax impact, related to the unamortized original issuance costs and call premium on the 2018 notes that were refinanced during the quarter.

•	Average diluted shares outstanding for Q1 2013 were 466.3 million shares, down slightly year-over-year. The company repurchased 8.7 million shares ($47.5 million) during Q1 2013.
Brocade management will host a conference call to discuss fiscal first quarter results and fiscal second quarter outlook today at 2:00 p.m. PT (5:00 p.m. ET). To access the Webcast please go to www.brcd.com/events.cfm. A replay of the conference call, prepared comments and slides, as well as a written transcript, will be available at www.brcd.com.
Other Q1 2013 product, customer and partner announcements are available at http://newsroom.brocade.com/.
Brocade (www.brocade.com)
130 Holger Way, San Jose, CA. 95134
T. 408.333.8000 F. 408.333.8101
Financial Highlights and Additional Financial Information

	Q1 2013		Q4 2012		Q1 2012
Revenue	$589	M	$578	M	$561	M
GAAP net income (loss)	($21M)		$54	M	$59	M
Non-GAAP net income	$99	M	$78	M	$93	M
GAAP EPS — diluted	$(0.05)		$0.11		$0.12
Non-GAAP EPS — diluted	$0.21		$0.17		$0.20
GAAP gross margin	63.5%		62.4%		61.5%
Non-GAAP gross margin	66.0%		64.8%		64.8%
GAAP operating income	$93	M	$86	M	$69	M
Non-GAAP operating income	$138	M	$130	M	$120	M
GAAP operating margin	15.8%		14.9%		12.4%
Non-GAAP operating margin	23.5%		22.5%		21.5%
Adjusted EBITDA (1)	$162	M	$153	M	$140	M
Cash provided by operations	$59	M	$210	M	$127	M
•Q1 2013 effective GAAP tax rate was 131.7% and effective non-GAAP effective tax rate was 22.3%.
•Q1 2013 total Storage Area Networking (SAN) port shipments were approximately 1.2 million.
Please see important note of explanation on non-GAAP measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.

1)	Adjusted EBITDA is as defined in the Term Debt Credit Agreement.

Financial Highlights and Additional Financial Information (Continued)

	Q1 2013	Q4 2012	Q1 2012
As a % of total revenues
OEM revenues	67%	65%	69%
Channel/Direct revenues	33%	35%	31%
10% or greater customer revenues	46%	46%	48%
Domestic revenues	62%	63%	61%
International revenues	38%	37%	39%
SAN product revenues	61%	59%	63%
IP Networking product revenues	24%	26%	22%
Global Services revenue	15%	15%	15%
SAN business revenues (2)	71%	68%	72%
IP Networking business revenues (2)	29%	32%	28%
Estimates as a % of IP Networking Business Revenues:
Enterprise, excluding Federal	47%	45%	45%
Federal	15%	24%	13%
Service Provider	38%	31%	42%

	Q1 2013		Q4 2012		Q1 2012
Cash, cash equivalents and short-term investments	$684	M	$713	M	$485	M
Restricted cash (3)	$312	M	$—		$—
Deferred revenues	$296	M	$293	M	$278	M
Capital expenditures	$18	M	$17	M	$18	M
Total debt, net of discount (3)	$900	M	$601	M	$720	M
Days sales outstanding	34 days		37 days		36 days
Employees at end of period	4,604		4,536		4,542
2) SAN and IP Networking business revenues include product and global services revenues.
3) Q1 2013 restricted cash will be used to redeem $300M of 2018 notes on February 21, 2013.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. In evaluating Brocade's performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade's comparative operating performance both from period to period, and to its competitors' operating results. Management also believes these non-GAAP financial measures help indicate Brocade's baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with Brocade's GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade's ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade's operating performance against industry and competitor companies;

•	the ability to better identify trends in Brocade's underlying business and to perform related trend analysis;

•	a better understanding of how management plans and measures Brocade's underlying business; and

•	an easier way to compare Brocade's most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of Brocade's continuing operations. Management believes that it is appropriate to evaluate Brocade's operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) provision or benefit from certain pre-acquisition litigation (ii) legal fees associated with certain pre-acquisition litigation, (iii) legal fees associated with indemnification obligations and other related costs, net, (iv) acquisition and integration costs, (v) loss on sale of property, (vi) interest expense related to the adoption of new standards relating to convertible debt instruments, (vii) original issue discount and debt issuance costs of debt related to lenders that did not participate in refinancing as well as debt call premium cost, (viii) loss on sale of a subsidiary, and (ix) specific non-cash and non-recurring tax benefits or detriments.
Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for Brocade's newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
Limitations These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering Brocade's GAAP results. The non-GAAP financial measures that Brocade uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP, such as operating income, net income and net income per share, and should not be considered measurements of Brocade's liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies.

Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding Brocade’s strategy, business prospects, and its routes to market. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, changes in IT spending levels in one or more of our target markets including the government sector, Brocade’s ability to capitalize on new Brocade sales and marketing initiatives, including expanded go-to-market activities in our Ethernet business, customer acceptance of Brocade’s Ethernet fabric solutions, Brocade’s ability to continue to successfully innovate new products and services on a timely basis and achieve widespread market acceptance, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 27, 2012. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)
ADX, AnyIO, Brocade, Brocade Assurance, the B-wing symbol, DCX, Fabric OS, ICX, MLX, MyBrocade, OpenScript, VCS, VDX, and Vyatta are registered trademarks, and HyperEdge, The Effortless Network, and The On-Demand Data Center are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned may be trademarks of their respective owners.

© 2013 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	January 26, 2013	January 28, 2012
	(In thousands, except per share amounts)
Net revenues
Product	$502,247	$476,302
Service	86,482	84,340
Total net revenues	588,729	560,642
Cost of revenues
Product	174,375	175,407
Service	40,429	40,466
Total cost of revenues	214,804	215,873
Gross margin	373,925	344,769
Operating expenses:
Research and development	97,690	89,319
Sales and marketing	149,011	152,688
General and administrative	19,077	18,350
Amortization of intangible assets	14,856	14,993
Total operating expenses	280,634	275,350
Income from operations	93,291	69,419
Interest expense	(26,368)	(13,046)
Interest and other income (loss), net	66	(996)
Income before income tax	66,989	55,377
Income tax expense (benefit)	88,244	(3,207)
Net income (loss)	$(21,255)	$58,584
Net income (loss) per share — basic	$(0.05)	$0.13
Net income (loss) per share — diluted	$(0.05)	$0.12
Shares used in per share calculation — basic	454,843	452,494
Shares used in per share calculation — diluted	454,843	468,738

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 26, 2013	October 27, 2012
	(In thousands, except par value)
Assets
Current assets:
Cash and cash equivalents	$683,616	$713,226
Restricted cash	311,926	—
Accounts receivable, net of allowances for doubtful accounts of $798 and $827 at January 26, 2013 and October 27, 2012, respectively	216,706	233,139
Inventories	59,891	68,179
Deferred tax assets	64,981	91,539
Prepaid expenses and other current assets	53,839	49,496
Total current assets	1,390,959	1,155,579
Property and equipment, net	510,282	518,940
Goodwill	1,648,722	1,624,089
Intangible assets, net	108,948	109,265
Non-current deferred tax assets	80,420	136,175
Other assets	32,851	37,213
Total assets	$3,772,182	$3,581,261
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$101,808	$117,350
Accrued employee compensation	114,593	182,597
Deferred revenue	218,303	216,283
Current liabilities associated with facilities lease losses	936	976
Current portion of long-term debt	302,198	1,977
Other accrued liabilities	90,328	91,285
Total current liabilities	828,166	610,468
Long-term debt, net of current portion	597,440	599,203
Non-current liabilities associated with facilities lease losses	1,455	1,606
Non-current deferred revenue	77,739	76,907
Non-current income tax liability	57,171	55,387
Other non-current liabilities	1,928	1,870
Total liabilities	1,563,899	1,345,441
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 800,000 shares authorized:
Issued and outstanding: 455,874 and 456,913 shares at January 26, 2013 and October 27, 2012, respectively	456	457
Additional paid-in capital	2,003,544	2,009,190
Accumulated other comprehensive loss	(10,499)	(9,864)
Retained earnings	214,782	236,037
Total stockholders’ equity	2,208,283	2,235,820
Total liabilities and stockholders’ equity	$3,772,182	$3,581,261

BROCADE COMMUNICATIONS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	January 26, 2013	January 28, 2012
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(21,255)	$58,584
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax benefits from stock-based compensation	(2,192)	(1,147)
Non-cash tax charges	78,206	—
Depreciation and amortization	49,394	50,105
Loss on disposal of property and equipment	1,989	256
Amortization of debt issuance costs and original issue discount	397	1,234
Call premium cost and original issue discount and debt issuance costs related to lenders that did not participate in refinancing	15,299	—
Net gains on investments	—	(12)
Provision for doubtful accounts receivable and sales allowances	2,354	2,700
Non-cash compensation expense	19,150	21,819
Changes in assets and liabilities:
Restricted cash	(11,926)	—
Accounts receivable	14,250	27,078
Inventories	9,625	(6,826)
Prepaid expenses and other assets	(1,702)	1,611
Deferred tax assets	165	22
Accounts payable	(14,960)	(9,556)
Accrued employee compensation	(72,570)	(13,013)
Deferred revenue	1,519	8,010
Other accrued liabilities	(8,062)	(13,059)
Liabilities associated with facilities lease losses	(191)	(755)
Net cash provided by operating activities	59,490	127,051
Cash flows from investing activities:
Proceeds from sale of subsidiary	—	(215)
Purchases of property and equipment	(18,486)	(17,556)
Net cash paid in connection with acquisitions	(44,629)	—
Net cash used in investing activities	(63,115)	(17,771)
Cash flows from financing activities:
Proceeds from senior unsecured notes	296,250	—
Payment of principal related to the term loan	—	(70,000)
Payment of principal related to capital leases	(484)	(456)
Common stock repurchases	(47,530)	—
Proceeds from issuance of common stock	23,812	31,941
Excess tax benefits from stock-based compensation	2,192	1,147
Increase in restricted cash	(300,000)	—
Net cash used in financing activities	(25,760)	(37,368)
Effect of exchange rate fluctuations on cash and cash equivalents	(225)	(1,875)
Net increase (decrease) in cash and cash equivalents	(29,610)	70,037
Cash and cash equivalents, beginning of period	713,226	414,202
Cash and cash equivalents, end of period	$683,616	$484,239

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME
(Unaudited)

	Three Months Ended
	January 26, 2013	January 28, 2012
	(In thousands, except per share amounts)
Net income (loss) on a GAAP basis	$(21,255)	$58,584
Adjustments:
Stock-based compensation expense included in cost of revenues	3,946	4,375
Amortization of intangible assets expense included in cost of revenues	10,780	14,090
Legal fees recovery associated with certain pre-acquisition litigation	—	(51)
Total gross margin adjustments	14,726	18,414
Stock-based compensation expense included in research and development	4,685	5,028
Stock-based compensation expense included in sales and marketing	8,145	9,776
Stock-based compensation expense included in general and administrative	2,374	2,640
Amortization of intangible assets expense included in operating expenses	14,856	14,993
Total operating expense adjustments	30,060	32,437
Total operating income adjustments	44,786	50,851
Call premium cost and original issue discount and debt issuance costs related to lenders that did not participate in refinancing	15,299	—
Tax provision impact from passage of California Proposition 39 - Single Sales Factor apportionment	78,206	—
Income tax effect of non-tax adjustments	(18,287)	(16,623)
Non-GAAP net income	$98,749	$92,812
Non-GAAP net income per share — basic	$0.22	$0.21
Non-GAAP net income per share — diluted	$0.21	$0.20
Shares used in non-GAAP per share calculation — basic	454,843	452,494
Shares used in non-GAAP per share calculation — diluted	466,321	468,738